SELF-MANAGED WALLET SERVICES AGREEMENT

This Self-Managed Wallet Services Agreement ("**Agreement**") is entered into as of the date of the last of the signatures set out on the signature page hereto by and between (A) BiT Global Trust Limited, a Hong Kong limited company ("**BGTL**"), and (B) SRM Entertainment, Inc., a Nevada company having a place of business at 941 W. Morse Blvd, Suite 100, Winter Park, Florida, 32789 ("**Customer**"). Each of BGTL and Customer are referred to herein as a "Party" and, together, as the "Parties".

BACKGROUND

Customer desires to (i) appoint BGTL to set up Self-Managed Cold Wallet (as defined below) for and on behalf of Customer, (ii) acquire a license to BGTL Technology (as defined below) from BGTL, and (iii) engage BGTL to provide monitoring services in connection with on-chain activities of the Self-Managed Cold Wallet in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties hereby agree as follows:

1. *Definitions*

(a) "**AP List**" has the meaning ascribed to it in Section 6(b)(viii).

(b) "**Applicable Law**" means all applicable provisions of constitutions, statutes, ordinances, rules, regulations, and orders of any Governmental Authority, and orders and decrees of all courts, tribunals, and arbitrators.

(c) "**Authorized Person**" means an employee or officer of Customer who has been designated by Customer to be an authorized representative of Customer to access and use the Self-Managed Cold Wallet.

(d) "**BGTL Indemnitees**" has the meaning ascribed to it in Section 10(a).

(e) "**BGTL Technology**" means all software licensed by BGTL to Customer under this Agreement including but not limited to the software and other technology, any update, upgrade, release, improvements or other adaptation or modification of the relevant software, documentation and all code specifications and other documents, work product, information, data and materials that BGTL provides to Customer pursuant to this Agreement.

(f) "**Claim**" has the meaning ascribed to it in Section 10(a).

(g) "**Confidential Information**" has the meaning ascribed to it in Section 12(a).

(h) "**Control Delivery**" has the meaning ascribed to it in Section 4(a).

(i) "**Customer Key**" means, in relation to the Self-Managed Cold Wallet, the private key(s) generated and stored offline by Customer in its own secure location and in accordance with Customer's procedures.

(j) "**Digital Assets**" means the digital assets, virtual currencies, tokens and/or coins held by Customer in the Self-Managed Cold Wallet.

(k) "**Disclosing Party**" has the meaning ascribed to it in Section 12(a).

(l) "**Governmental Authority**" means the government of any nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

(m) "**Harmful Code**" means any: (a) virus, trojan horse, worm, backdoor or other software or hardware devices the effect of which is to permit unauthorized access to, or to disable, erase, or otherwise harm, any computer, systems or software; or (b) time bomb, drop dead device, or other software or hardware device designed to disable a computer program automatically with the passage of time or under the positive control of any person, or otherwise have a substantial adverse impact on the operation of the BGTL Technology.

(n) "**HKIAC**" has the meaning ascribed to it in Section 14(f).

(o) "**Hong Kong**" means the Hong Kong Special Administrative Region of the People's Republic of China.

(p) "**Initial Term**" has the meaning ascribed to it in Section 9(a).

(q) "**Intellectual Property Rights**" means all present and future rights in or to any patents, utility models, rights to inventions, copyright and neighboring and related rights, moral rights, trademarks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

(r) "**IT Systems**" has the meaning ascribed to it in Section 6(b)(iii).

(s) "**Loss or Losses**" means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the costs of enforcing any right to indemnification under this Agreement.

(t) "**Onboarding**" has the meaning ascribed to it in Section 2(b).

(u) “**Receiving Party**” has the meaning ascribed to it in Section 12(a).

(v) “**Renewal Term**” has the meaning ascribed to it in Section 9(a).

(w) “**Representatives**” has the meaning ascribed to it in Section 12(c)(ii).

(x) “**Self-Managed Cold Wallet**” means the offline digital wallet(s) created by BGTL for and on behalf of Customer which controls the Digital Assets stored in such wallet(s) on the relevant blockchain.

(y) “**Services**” means the services BGTL provides to Customer under this Agreement, including but not limited to those services described in the Statement of Work.

(z) “**Statement of Work**” means the statement of work describing the scope of services and deliverables to be supplied by BGTL to Customer attached as Schedule A, and any subsequent statement(s) of work to be executed by the Parties.

(aa) “**Term**” has the meaning ascribed to it in Section 9(a).

2. *Services*

(a) BGTL shall provide the services as described in the Statement of Work to Customer. Each Statement of Work executed by the Parties’ authorized representatives shall be incorporated into this Agreement by express reference in this Agreement.

(b) Customer shall be verified by BGTL’s AML/KYC procedures and ID Verification prior to being onboarded as a customer (“**Onboarding**”). BGTL may, in its sole discretion, refuse to allow Customer to be onboarded as a customer if Customer fails to provide all information as requested.

3. *Standard of Care*

BGTL will use commercially reasonable efforts in performing its obligations under this Agreement (including the Statement of Work).

4. *Wallet Set-up and Control Delivery*

(a) On the date of this Agreement or completion of Onboarding (whichever occurs later), BGTL shall set up the Self-Managed Cold Wallet for and on behalf of the Customer of which the Customer Key shall be solely owned and controlled by the Customer (“**Control Delivery**”).

(b) After Control Delivery, (i) BGTL shall not retain any access or control to the Self-Managed Cold Wallet or the Customer Key; (ii) Customer shall have full access and control to the Self-Managed Cold Wallet and the Customer Key; and (iii) Customer shall have the sole and absolute right to initiate or conduct any deposit, withdrawal or other transactions with the Self-Managed Cold Wallet.

(c) Customer hereby acknowledges that, after Control Delivery:

(i) Customer will have absolute control of the Self-Managed Cold Wallet and the Customer Key, and will be responsible for safeguarding access to the Self-Managed Cold Wallet and the Customer Key, including but not limited to preparing a secure environment, securely generating and storing its keys or key shards, and knowing how to sign transactions;

(ii) BGTL has no control over the Customer Key, and has no control over, right in, interest to, or title over the Digital Assets maintained in the Self-Managed Cold Wallet; and

(iii) BGTL does not act as a custodian or trustee to the Self-Managed Cold Wallet or the assets therein. BGTL shall have no liability for any Losses that Customer suffers in connection with the Self-Managed Cold Wallet or the assets therein, unless the same directly results from BGTL's gross negligence, fraud or willful misconduct.

(d) Customer is fully responsible for all activities taken on the Self-Managed Cold Wallet (including, without limitation, deposit, withdrawal or transfer of Digital Assets, staking activities, acts or omissions of any third party with access to the Self-Managed Cold Wallet). BGTL is not and will not be involved in any activities on the Self-Managed Cold Wallet. Further, Customer acknowledges and agrees that Customer will not hold BGTL responsible for, and will indemnify, defend and hold harmless the BGTL Indemnitees from and against any Losses arising out of or related to any act or omission of any person using the Self-Managed Cold Wallet (including, without limitation, acts or omissions of any third party user with access to the Self-Managed Cold Wallet), unless the same directly results from an act of gross negligence, fraud or willful misconduct on the part of the BGTL Indemnitees.

5. *License of BGTL Technology*

(a) BGTL hereby grants a limited, non-exclusive, non-transferable, non-sublicensable license to access, install and use the BGTL Technology as contemplated in this Agreement throughout the Term.

(b) BGTL owns all rights, title and interest, including Intellectual Property Rights in relation to BGTL Technology.

(c) Customer hereby grants BGTL a limited, non-exclusive, non-transferable, royalty-free license to use Customer's trademarks, logos, trade names, service marks, designs, logos on BGTL's marketing and promotional materials throughout the Term.

6. *Fees and Customer's Obligations*

(a) In consideration for the Services provided under this Agreement, Customer shall pay the fees as set out in the Statement of Work. Unless otherwise stated in the Statement of Work, Customer shall pay such fees to BGTL within thirty (30) days of BGTL's invoice.

(b) Customer shall:

(i) assume all responsibility and liability for securing the Customer Key and password(s) used to restrict the Customer Key (if any);

(ii) provide BGTL with all necessary cooperation and information needed by BGTL to provide the Services under this Agreement and comply with BGTL's security policies, standards, procedures and requirements, and any other instructions provided by BGTL from time to time which BGTL in its sole discretion determines are necessary for the quality of the Services or the security of BGTL Technology;

(iii) ensure that Customer's hardware, software, communications equipment and lines, and all other information technology and communications equipment, systems and networks ("**IT Systems**") comply with the technical specifications provided by BGTL to Customer from time to time for use of the Services;

(iv) implement and maintain, and demonstrate to BGTL at BGTL's request, reasonable control procedures and information and systems security measures and technology relating to the use of the Self-Managed Cold Wallet;

(v) ensure that Authorized Persons are adequately informed and trained for securing the Self-Managed Cold Wallet, including configuration of Services, general security principles regarding passwords and identifying material, and physical security of computers, keys, and personnel;

(vi) keep BGTL informed of the most up-to-date Customer's email address and/or telephone number in order to receive any notices or alerts that BGTL may send to Customer;

(vii) keep all IT Systems utilized directly or indirectly to access the Services free of Harmful Code and in secure and protected locations;

(viii) maintain an updated and current list of its Authorized Persons ("**AP List**") at all times and shall immediately notify BGTL of any changes to the AP List. Customer acknowledges and agrees that BGTL shall reasonably rely on the AP List until such time as Customer has notified BGTL of any changes to the AP List and BGTL has acknowledged receipt of such notification. Customer shall make available all necessary documentation and Know Your Customer identification, as reasonably requested by BGTL to verify: (i) the identity of the Authorized Persons; (ii) that each of the Authorized Persons is eligible to be deemed an "Authorized Person" as defined in this Agreement; and (iii) that the person requesting the changes in the AP List has valid authority to so request changes on behalf of Customer; and

(ix) immediately notify BGTL of any actual or suspected (i) unauthorized access, use or disclosure of the Self-Managed Cold Wallet's credentials, or (ii) breach of security of Customer's IT Systems, which such notification shall fully describe the issue at hand including the date, type of problem, part of Services where affected. Customer agrees that it will provide BGTL with all information BGTL requests and fully

cooperate with and facilitate any investigation by BGTL to identify the issue and assess the security of the Digital Assets and the Self-Managed Cold Wallet. Customer further agrees that it will provide BGTL with results of any internal or third-party investigation into such breach or suspected breach conducted or ordered by Customer (subject to the confidentiality obligations set forth in Section 12(d) below).

(c) BGTL shall not be responsible or liable to Customer for any Loss or failure to perform under this Agreement if such Loss or failure to perform is attributable to Customer's failure to meet its obligations under Section 6(b) above.

(d) Customer shall not attempt to, nor permit, procure, enable or request any other person to use the Services in violation of any Applicable Law. Except to the extent expressly stated otherwise in this Agreement, Customer shall not attempt to, nor permit, procure, enable or request any other person to (i) alter, adapt, reproduce, modify, create derivative works based on, reverse engineer, decompile, reverse compile, reverse assemble, translate or disassemble all or any portion of the BGTL Technology; (ii) use the BGTL Technology to (x) create, market or distribute any product or service that is competitive with the Services, or (y) act as a service bureau on behalf of, or otherwise provide processing or services support to, any person; (iii) transfer, sell, lease, license, sublicense, distribute, disclose, divulge, or make available the Services to, or permit use of or access to Services by, any person other than Customer and Authorized Persons; (iv) enter into any agreement with, or make any representation to, any other person that conflicts with, results in any breach of, or constitutes a default under, this Agreement; (v) remove, alter, or obscure any Intellectual Property Rights notice or other restrictive notice or legend contained or included in or on any Services; or (vi) contest, challenge, or otherwise make any claim or take any action adverse to BGTL's ownership of, or interest in, the Services, including the Intellectual Property Rights therein.

7. *Prohibited Activities*

(a) Customer shall comply with all Applicable Law in all material respects, with respect to Customer's use of the Services under this Agreement.

(b) Customer agrees that Customer will not use the Services to perform any type of illegal activity, conduct any type of illegal business, or take any action that negatively affects the performance of the Services or BGTL's business.

(c) Without limiting the generality of Section 7(b) above, Customer may not engage in any of the following activities with respect to the Services, nor may Customer assist a third party in any such activity:

(i) attempt to gain unauthorized access to Services or account of other BGTL's customers;

(ii) make any attempt to bypass or circumvent any security features;

(iii) violate any law, statute, ordinance, or regulation;

(iv) reproduce, duplicate, copy, sell or resell the Services for any purpose except as authorized in this Agreement;

(v) use the Services in connection with any transaction involving illegal products or services;

(vi) engage in any activity that is abusive or interferes with or disrupts the Services or BGTL's business; or

(vii) engage in any activity which may be deemed by BGTL, in its sole discretion, to be potentially harmful to BGTL's reputation or business or to tortiously interfere with the business activities of BGTL.

(d) Customer agrees that neither it nor any Authorized Persons shall take any action in relation to the performance of this Agreement that would reasonably be expected to result in a violation by BGTL of any Applicable Law relating to anti-money laundering, anti-terrorism, economic sanctions, export controls, anti-bribery or anti-corruption.

(e) BGTL shall have the right to terminate this Agreement in the event of any breach of Sections 7(a) to (d) above, determined at BGTL's sole discretion.

(f) Customer shall remain fully responsible for any acts or omissions of its Authorized Persons and shall ensure that its Authorized Persons comply with the terms of this Agreement. BGTL shall not bear any responsibility for any transactions, or resultant losses or damages to Customer, caused by any acts or omissions of its Authorized Persons.

8. *Representations, Warranties and Covenants*

(a) BGTL represents, warrants and covenants that:

(i) it is duly organized, validly existing and in good standing under the laws of Hong Kong, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(ii) it has full corporate power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(iii) it has no right, title or interest in the Digital Assets and the Digital Assets do not constitute an asset on the balance sheet of BGTL; and

(iv) to the best of its knowledge, BGTL has all rights, permissions and licenses necessary to provide the Services to Customer.

(b) Customer represents, warrants and covenants that:

(i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(ii) it has full corporate power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement; and

(iii) it is not an entity that is, an entity owned in part or in whole or controlled by any person or entity that is, or conducting any activities on behalf of any person or entity that is (A) the subject of any sanctions under the United Nations Sanctions Ordinance (Cap. 537 of the Laws of Hong Kong) or its subsidiary legislations; (B) a terrorist or terrorist associate designated by the Committee of the United Nations Security Council under the United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575 of the Laws of Hong Kong); or (C) included in the Consolidated United Nations Security Council Sanctions List (which includes all individuals and entities subject to sanction measures).

(c) Customer represents to BGTL that Customer is in compliance with and will procure its Authorized Persons to comply with: (i) all applicable provisions of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong); (ii) all applicable provisions of the United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575 of the Laws of Hong Kong); (iii) all applicable provisions of the United Nations Sanctions Ordinance (Cap. 537 of the Laws of Hong Kong); (iv) all applicable provisions of the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap. 405 of the Laws of Hong Kong); (v) all applicable provisions of the Organized and Serious Crimes Ordinance (Cap. 455 of the Laws of Hong Kong); (vi) all applicable provisions of the Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Cap. 526 of the Laws of Hong Kong); and (vi) all other applicable legal requirements relating to anti-money laundering, anti-terrorism and economic sanctions in the jurisdictions in which Customer and any of its Authorized Persons operates or does business. Neither Customer nor any of its directors, officers, affiliates or Authorized Persons is identified on any sanctions list maintained by the United Nations, or any other relevant authority, or otherwise the target of an economic sanctions program administered in Hong Kong, and Customer and its Authorized Persons are not affiliated in any way with, nor providing financial or material support to, any such persons or entities. Customer agrees that should it or its directors, officers, affiliates or Authorized Persons is identified on any such sanctions list, or any other similar list maintained by a governmental authority, during the Term, it will inform BGTL in writing immediately.

(d) Each Party shall immediately notify the other Party if, at any time after the date of this Agreement, any of the representations, warranties and covenants made by it under this Agreement fail to be true and correct as if made at and as of such time. Such notice shall describe in reasonable detail the representation, warranty or covenant affected, the circumstances giving rise to such failure and the steps the notifying Party has taken or proposes to take to rectify such failure.

9. *Term and Termination*

(a) This Agreement will commence from the date of this Agreement and will continue for one year ("**Initial Term**"), unless otherwise terminated as provided in this Section 9. After the Initial Term, this Agreement will automatically renew for successive one (1) year periods ("**Renewal Term**"), unless a Party notifies the other Party of its intention not to renew at least sixty (60) days prior to the expiration of the then-current term. "**Term**" means the Initial Term and any Renewal Term.

(b) Any Party may terminate this Agreement at any time by written notice to the other Party, effective immediately, or on such later date as may be specified in the notice, if:

(i) any representation, warranty, certification or statement made by such other Party under this Agreement, or pursuant to any certificate or document delivered pursuant to this Agreement, was or becomes incorrect in any material respect during the Term;

(ii) such other Party materially breaches this Agreement and fails to cure such breach within fourteen (14) days of written notice thereof from the non-breaching Party;

(iii) such other Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against such other Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such other Party files an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; or

(iv) any Applicable Law or any change therein or in the interpretation or administration thereof has or may have a material adverse effect on the ability of BGTL to provide the Services or the quality or efficiency of the Services.

(c) BGTL may terminate this Agreement without liability at any time by written notice to the Customer, effective immediately, if:

(i) BGTL is so required by a facially valid subpoena, court order, or binding order of a Government Authority;

(ii) BGTL perceives a real risk of legal or regulatory non-compliance associated with the activity of the Self-Managed Cold Wallet; or

(iii) Customer fails to pay the prescribed fees for a period of ninety (90) days.

(d) Notwithstanding anything to the contrary herein, the Parties may terminate this Agreement with immediate effect at any time by mutual written consent.

(e) Upon termination of this Agreement:

(i) all rights and licenses granted to Customer under this Agreement terminate, and Customer shall promptly cease exercising those rights and licenses and at BGTL's request, take all other actions necessary or appropriate to destroy or return to BGTL all copies of the BGTL Technology; and

(ii) any such termination shall not affect any right or liability arising out of events occurring, or services delivered, prior to the effectiveness thereof.

(f) Notwithstanding expiration or termination of this Agreement, Sections 4, 5(b), 9, 10, 11, 12, 13 and 14 shall survive this Agreement.

10. *Indemnification*

(a) Customer shall indemnify and hold harmless BGTL, its affiliates, and each of its or their respective officers, directors, agents, employees, representatives and Authorized Persons (collectively, the "**BGTL Indemnitees**") from and against any Losses arising out of or incurred in connection with, and defend each of them from and against any third-party claim, demand, action or proceeding (a "**Claim**") arising out of or related to (i) Customer's use of the Services; (ii) Customer's breach of this Agreement; (iii) any breach or inaccuracy of any of Customer's representations, warranties or covenants in this Agreement; (iv) Customer's failure to provide true and accurate information in connection with the Onboarding process or any failure to promptly update such information; (v) Customer's violation of any Applicable Law, or the rights of any third party; (vi) any dispute between Customer and a third party; (vii) any security breach involving Customer's IT Systems; or (viii) the unauthorized use, access or disclosure of confidential or personal information, during the Term, except where such Claim directly results from the gross negligence, fraud or willful misconduct of the BGTL Indemnitees.

(b) The indemnified party shall (i) provide the indemnifying party with prompt notice of any indemnifiable Claim (provided that the failure to provide prompt notice shall only relieve the indemnified party of its obligation to the extent it is materially prejudiced by such failure and can demonstrate such prejudice); (ii) permit the indemnifying party to assume and control the defense of such action upon indemnifying party's written notice to indemnified party of the indemnifying party's intention to indemnify; and (iii) upon indemnifying party's written request, and at no expense to indemnified party, provide to indemnifying party all available information and assistance reasonably necessary for indemnifying party to defend such Claim.

(c) The indemnified party shall be permitted to participate in the defense and settlement of any Claim with counsel of indemnified party's choice at its expense (unless such retention is necessary because of indemnifying party's failure to assume the defense of such Claim, in which event indemnifying party shall be responsible for all such fees and costs). The indemnifying party shall not enter into any settlement or compromise of any such Claim, which settlement or compromise would result in any liability to the indemnified party or constitute any admission of or stipulation to any guilt, fault or wrongdoing on the part of the indemnified party, without the indemnified party's prior written consent.

11. *Limitations of Liability*

(a) BGTL shall not be liable to Customer (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, exemplary, punitive, special or consequential losses suffered or incurred by Customer (whether or not any such losses were foreseeable or within the contemplation of the Parties).

(b) BGTL's total aggregate liability arising out of or relating to this Agreement shall not exceed the total fees paid or payable to BGTL by Customer under this Agreement.

(c) The exclusions and limitations of liability under this Section shall not apply to BGTL's gross negligence, fraud or willful misconduct.

(d) BGTL shall not be liable for failures in smart contracts or third party exchange platforms.

(e) Blockchain technology, including Bitcoin, Ethereum and Tron blockchains, are experimental technologies and Customer is aware of the risks inherent with them and are using at its own risk, except as specifically set forth herein.

12. *Confidentiality*

(a) The term "**Confidential Information**" shall mean all information, whether written, visual, oral or electronic, that may be disclosed or made available by a Party (the "**Disclosing Party**") to the other Party (the "**Receiving Party**"), including but not limited to:

(i) customer information, prospect information, marketing and sales data and techniques and know-how, technical, non-technical, financial or pricing information, administration data, valuation and related information, credit risk assessment information, servicing data, risk management and other proprietary analytics, trust administration information, business forecasts or plans, commercial or other information which relates to the business, financial affairs, methods of operation, accounts, transactions or products, proposed transactions or proposed products, proposed business methods, security procedures, internal controls, ideas, know-how, processes, trade secrets, proprietary information and intellectual property, software code and documentation, techniques, operations, policies, procedures, or system of the Disclosing Party, its customers, employees, investors, and vendors;

(ii) information or data which is confidential or proprietary to a third party and which is in the possession, custody or control of the Disclosing Party;

(iii) the terms, conditions, or other facts with respect to the prospective or existing business relationship between the Parties (including the status thereof), other than as necessary and appropriate to pursue the objectives and intent of this Agreement; and

(iv) all data, notes, summaries or other material derived from the information specified in (i), (ii) or (iii) above, whether in oral, visual or electronic form, or embodied in tangible material (such as documents, drawings, pictures, graphics, software, hardware, graphs, charts, or disks).

(b) Notwithstanding the foregoing, "Confidential Information" shall not include any information that the Receiving Party demonstrates with competent evidence was, is or becomes: (i) available to the public through no violation of this Agreement by the Receiving Party or its Representatives; (ii) in the possession of the Receiving Party on a non-confidential basis prior to the disclosure by the Disclosing Party; (iii) available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its agents, advisors, or representatives which

such source is entitled to make the disclosure; or (iv) independently developed by the Receiving Party without reference to or use of such Confidential Information of the Disclosing Party.

(c) The Receiving Party agrees, at all times notwithstanding any termination or expiration of this Agreement:

(i) to use the Confidential Information solely for the purpose of this Agreement and to not make, have made, use or sell for any purpose any product, service, or other item using, incorporating or derived from any Confidential Information;

(ii) to keep in strict confidence all Confidential Information and not disclose or allow the disclosure of any Confidential Information to any third party, except as otherwise herein provided, and to restrict internal access to and reproduction of the Confidential Information to those of the Receiving Party's affiliates, subsidiaries, officers, directors, employees, contractors, attorneys, accountants, bankers or consultants (the "**Representatives**") with a need to know such Confidential Information; provided, however, that such Representatives shall be under an obligation of confidentiality and non-use of all Confidential Information at least as strict as that set forth in this Section 12;

(iii) to promptly notify the Disclosing Party upon discovery of any loss or unauthorized disclosure of the Confidential Information; and

(iv) upon request by the Disclosing Party at any time or upon termination of this Agreement, to promptly return or destroy all Confidential Information in tangible form under its or its Representatives' possession or control, and expunge from its and its Representatives' systems and records all Confidential Information in any other form, except that the Receiving Party shall be entitled to retain copies of the Confidential Information in routine backup of data storage systems, and to retain the Confidential Information in order to determine the scope of, and compliance with, its obligations hereunder, or as required by applicable Law or regulation or its internal compliance policies.

(d) If the Receiving Party is requested or required (by deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of such request(s), and provide commercially reasonable assistance to the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. Notwithstanding the foregoing or anything to the contrary contained herein, the Receiving Party may disclose, with prior notice to the Disclosing Party, Confidential Information pursuant to a request or regular or routine inspection or audit by a governmental agency or regulatory agency with proper jurisdiction.

13. *Taxation*

It is Customer's own responsibility to determine what, if any, taxes apply to Customer's use of the Services, and it is Customer's responsibility to report and remit the correct tax to the appropriate tax authority. Customer agrees that BGTL is not responsible for determining whether

any taxes apply to Customer in respect of the transactions contemplated under this Agreement.

14. *Miscellaneous*

(a) *Headings*. The headings in this Agreement are for reference only and shall not affect the construction or interpretation of any of the provisions herein.

(b) *Counterparts*. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Parties and their respective successors and assigns.

(c) *Notices*. All notices, requests and other communications to any Party hereunder shall be in writing and shall be sent by electronic mail ("e-mail") transmission to the e-mail address of the relevant Party identified below:

if to Customer, to: [redacted]

if to BGTL, to: [redacted]

or such other e-mail address as such Party may hereafter specify for the purpose by notice to the other Party. Each of the foregoing e-mail addresses shall be effective unless and until notice of a new e-mail address is given by the applicable Party to the other Party in writing. Notice given via email will be considered to have been given on such date if sent during normal business hours and the next day if sent after normal business hours, provided that the sender has not received an automated response indicating a failed or delayed delivery within a reasonable period of time.

(d) *Relationship of the Parties*. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Customer on the one hand and BGTL on the other hand to be treated as partners, joint ventures, or otherwise as joint associates for profit.

(e) *Governing Law*. This Agreement shall be governed by and construed in accordance with the law of Hong Kong without regard to the conflicts of law rules of such state.

(f) *Arbitration*. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre ("**HKIAC**") under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law.

The seat of arbitration shall be Hong Kong. The number of arbitrator shall be one. The arbitration proceedings shall be conducted in English.

(g) *Claims*. It is the intention of the Parties that no third party shall have or assert any rights, claims or remedies against any Party in respect of any action, omission, failure or neglect in the performance of any responsibilities referred to in this Agreement. For the avoidance of doubt, the Parties acknowledge and agree that the foregoing sentence does not affect the right of any indemnified party pursuant to Section 10 above to recover the losses, claims, damages, liabilities or expenses specified therein.

(h) *Amendments and Waivers*.

(i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(ii) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i) *Successors and Assigns*. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns but the Parties agree that, subject to that BGTL may assign or transfer all of its rights, interests and obligations under this Agreement to its subsidiaries or affiliates, no Party can assign its rights and obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

(j) *Entire Agreement*. This Agreement embodies the entire agreement and understanding among the Parties and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement. No oral representations or other agreements have been made by the Parties.

(k) *Severability*. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the services contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) *No Advice*. Client acknowledges that BGTL is not providing any legal, tax, or investment advice in providing the Services under this Agreement.

(m) *Rights of Third Parties*. Except as otherwise provided herein, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or enjoy the benefit of any provisions of this Agreement.

(n) *Electronic Signatures*. Each Party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed by means of electronic signature technology, and that such signed electronic record shall be valid and as effective to bind the parties so signing as a paper copy bearing such party's manually executed signature. Each Party shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature of any other parties and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

[***Signature Page Follows***]

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Agreement as of the date of the last of the signatures set out below.

BIT GLOBAL TRUST LIMITED:

[redacted]

CUSTOMER[redacted]

By: ______________[redacted]____

Print Name: Zi Yang

Title: Authorized Signatory

Date: 26 June 2025

SCHEDULE A

STATEMENT OF WORK

This Statement of Work is entered into by and between BiT Global Trust Limited ("**BGTL**") and SRM Entertainment, Inc. ("**Customer**") as of the date of the last of the signatures set out on the signature page hereto. All services set out herein will be provided pursuant to the Self-Managed Wallet Services Agreement entered into between BGTL and Customer dated as of 26 June 2025 (the "**Agreement**"). Any capitalized terms not defined in this Statement of Work shall have the meaning ascribed to them in the Agreement.

I. Services Ordered

BGTL shall provide the following services to Customer:

Services	**Description**
Wallet Set-up Services	• Set-up of Self-Managed Cold Wallet
On-premise Vault Installation Services (Optional)	• On-premise installation of BGTL's software in a physical walk-in vault provided by Customer. Such vault needs to meet all specifications and security protocol as required by BGTL
On-chain Monitoring Services	• Daily monitoring of on-chain transactions and activities of the Self-Managed Cold Wallet • Risk alert for suspicious transactions and activities • Consultancy services in relation to wallet security
Technical Support Services	• Technical support from 10:00 AM to 7:00 PM on Monday to Friday (Hong Kong Time). • Emergency support services on outside of normal operating hours via tech.support@bitgc.io
Additional Services	• In-person training of security measures for Self-Managed Cold Wallet

II. Fees

The fees for the Services provided to Customer shall be a one-off fee of [redacted].

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Statement of Work as of the date of the last of the signatures set out below.

BIT GLOBAL TRUST LIMITED:

[redacted]

CUSTOMER: [redacted]

By: ____________________

Print Name: Zi Yang

Title: Authorized Signatory

Date: 26 June 2025